Emergent BioSolutions Statement on Status of Current Manufacturing of COVID-19 Vaccines at Company’s Baltimore Bayview Facility GAITHERSBURG, Md., April 01, 2021 – At Emergent (NYSE: EBS), safety and quality are our top priorities. Our Bayview facility has been designed and validated to meet all current Good Manufacturing Practices. In addition, there are rigorous quality checks throughout our vaccine manufacturing processes, and through these checks a single batch of drug substance was identified that did not meet specifications and our rigorous quality standards. We isolated this batch, and it will be disposed of properly. Importantly, the quality control systems worked as designed to detect and isolate this single batch. Discarding a batch of bulk drug substance, while disappointing, does occasionally happen during vaccine manufacturing, which is a complex and multi-step biological process. We continue to manufacture in support of our customers and the U.S. government, and we remain confident in our ability to meet the FDA requirements. We are very proud of the role the Emergent team is playing in support of the response to COVID-19 and look forward to continuing to do our part to help stem this pandemic. Safe Harbor Statement This communication may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact are forward- looking statements. You should not unduly rely on any forward-looking statements, which speak only as of the date of this communication. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the Securities and Exchange Commission, when evaluating forward-looking statements. Media Contact: Matt Hartwig Director, Media Relations hartwigm@ebsi.com Investor Contact: Robert G. Burrows Vice President, Investor Relations burrowsr@ebsi.com